Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and	Senior Vice President and
Chief Financial Officer	Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces Second Quarter 2016 Financial Results

TUPELO, MS, July 20, 2016/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended June 30, 2016.

Highlights for the second quarter of 2016 included:

•	Net income of $34.7 million, or $0.37 per diluted share.

•	Generated net loan growth of $131.3 million, or 5.1 percent on an annualized basis.

•	Reached a settlement with the Consumer Financial Protection Bureau and the U.S. Department of Justice of their joint investigation of the Company’s fair lending practices.

•	Earnings were adversely impacted by a negative mortgage servicing rights (“MSR”) valuation adjustment of $4.1 million.

•	Net operating income - excluding MSR of $37.2 million, or $0.39 per diluted share.

•	Continued stable credit quality; recorded provision for credit losses of $2.0 million for the quarter.

•	Net interest margin remained stable at 3.56 percent.

•	Continued progress toward leveraging cost structure as total noninterest expense was essentially flat compared to both the second quarter of 2015 and the first quarter of 2016, excluding disclosed non-operating items.

The Company reported net income of $34.7 million, or $0.37 per diluted share, for the second quarter of 2016 compared with net income of $39.7 million, or $0.41 per diluted share, for the second quarter of 2015 and net income of $22.5 million, or $0.24 per diluted share, for the first quarter of 2016.

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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Second Quarter Results

July 20, 2016

The Company reported net operating income – excluding MSR of $37.2 million, or $0.39 per diluted share, for the second quarter of 2016 compared to $37.0 million, or $0.39 per diluted share, for the second quarter of 2015 and $36.9 million, or $0.39 per diluted share, for the first quarter of 2016.

“During the second quarter, we announced a settlement with the Consumer Financial Protection Bureau and the U.S. Department of Justice regarding their joint investigation of our fair lending practices,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “This settlement did not materially impact our second quarter financial results as we previously recorded an associated liability of $13.8 million during the first quarter of this year. We believe putting this matter behind us was in the best interests of our customers, teammates, and shareholders. We are excited to move forward continuing to do what we do best, which is serve our customers and communities as well as deliver returns to our shareholders.

“Despite this distraction, our core financial results continue to improve. Our mortgage team generated production volume of $462.6 million during the quarter, which contributed to mortgage production and servicing revenue totaling $13.1 million. Total mortgage banking revenue was adversely impacted by a negative MSR valuation adjustment of $4.1 million. We reported loan growth of $131.3 million, or 5.1 percent annualized, while our net interest margin remained stable at 3.56 percent. Finally, we continue to challenge expenses and hold our core operating expenses in a tight range quarter after quarter. Our operating efficiency ratio – excluding MSR was 68.2 percent for the quarter, which is reflective of the hard work of our teammates and the focus placed on challenging every dollar we spend.”

Net Interest Revenue

Net interest revenue was $112.3 million for the second quarter of 2016, an increase of 4.7 percent from $107.3 million for the second quarter of 2015 and an increase of 1.0 percent from $111.2 million for the first quarter of 2016. The fully taxable equivalent net interest margin was 3.56 percent for the second quarter of 2016 compared to 3.54 percent for the second quarter of 2015 and 3.56 percent for the first quarter of 2016. Yields on loans and leases were 4.20 percent for the second quarter of 2016 compared with 4.23 percent for the second quarter of 2015 and 4.21 percent for the first quarter of 2016, while yields on total interest earning assets were 3.78 percent for the second quarter of 2016 compared with 3.78 percent for the second quarter of 2015 and 3.78 percent for the first quarter of 2016. The average cost of deposits was 0.21 percent for the second quarter of 2016 compared to 0.23 percent for the second quarter of 2015 and 0.21 percent for the first quarter of 2016.

Asset, Deposit and Loan Activity

Total assets were $14.1 billion at June 30, 2016 compared with $13.6 billion at June 30, 2015. Loans and leases, net of unearned income, were $10.6 billion at June 30, 2016 compared with $10.0 billion at June 30, 2015.

Total deposits were $11.4 billion at June 30, 2016 compared with $11.1 billion at June 30, 2015. A decrease in time deposits of $54.4 million, or 2.8 percent, at June 30, 2016 compared to June 30,

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BXS Announces Second Quarter Results

July 20, 2016

2015 and a decrease in interest bearing demand deposits of $42.8 million, or 0.9 percent were more than offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $221.5 million, or 7.6 percent, over the same period, while savings deposits increased $105.1 million, or 7.5 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect a provision for credit losses of $2.0 million, compared to a negative provision of $5.0 million for the second quarter of 2015 and a provision of $1.0 million for the first quarter of 2016. Total non-performing assets (“NPAs”) were $94.9 million, or 0.90 percent of net loans and leases, at June 30, 2016 compared with $103.7 million, or 1.04 percent of net loans and leases, at June 30, 2015, and $106.9 million, or 1.02 percent of net loans and leases, at March 31, 2016.

Net charge-offs for the second quarter of 2016 were $1.6 million, compared with net recoveries of $6.7 million for the second quarter of 2015 and net charge-offs of $1.0 million for the first quarter of 2016. Gross charge-offs were $4.3 million for the second quarter of 2016, compared with $5.0 million for the second quarter of 2015 and $3.2 million for the first quarter of 2016. Gross recoveries of previously charged-off loans were $2.7 million for the second quarter of 2016, compared with $11.7 million for the second quarter of 2015 and $2.3 million for the first quarter of 2016. Annualized net charge-offs were 0.06 percent of average loans and leases for the second quarter of 2016, compared with annualized net recoveries of 0.27 percent for the second quarter of 2015 and annualized net charge-offs of 0.04 percent for the first quarter of 2016.

Non-performing loans (“NPLs”) were $80.2 million, or 0.76 percent of net loans and leases, at June 30, 2016, compared with $79.4 million, or 0.79 percent of net loans and leases, at June 30, 2015, and $94.2 million, or 0.90 percent of net loans and leases, at March 31, 2016. The allowance for credit losses was $126.9 million, or 1.20 percent of net loans and leases, at June 30, 2016, compared with $138.3 million, or 1.38 percent of net loans and leases, at June 30, 2015 and $126.5 million, or 1.21 percent of net loans and leases, at March 31, 2016.

NPLs at June 30, 2016 consisted primarily of $68.6 million of nonaccrual loans, compared with $81.9 million of nonaccrual loans at March 31, 2016. NPLs at June 30, 2016 also included $1.9 million of loans 90 days or more past due and still accruing, compared with $4.6 million of such loans at March 31, 2016, and included restructured loans still accruing of $9.7 million at June 30, 2016, compared with $7.8 million of such loans at March 31, 2016. Early stage past due loans, representing loans 30-89 days past due, totaled $31.9 million at June 30, 2016 compared to $23.6 million at March 31, 2016. Other real estate owned increased $2.0 million to $14.7 million during the second quarter of 2016 from $12.7 million at March 31, 2016.

Noninterest Revenue

Noninterest revenue was $69.7 million for the second quarter of 2016, compared with $74.3 million for the second quarter of 2015 and $65.5 million for the first quarter of 2016. These results included a negative MSR valuation adjustment of $4.1 million for the second quarter of

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BXS Announces Second Quarter Results

July 20, 2016

2016 compared with a positive MSR valuation adjustment of $4.3 million for the second quarter of 2015 and a negative MSR valuation adjustment of $8.0 million for the first quarter of 2016. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, mortgage banking revenue was $13.1 million for the second quarter of 2016, compared with $9.8 million for the second quarter of 2015 and $10.6 million for the first quarter of 2016. Mortgage origination volume for the second quarter of 2016 was $462.6 million, compared with $417.2 million for the second quarter of 2015 and $315.4 million for the first quarter of 2016.

Credit and debit card fee revenue was $9.5 million for the second quarter of 2016, compared with $9.3 million for the second quarter of 2015 and $9.0 million for the first quarter of 2016. Deposit service charge revenue was $11.0 million for the second quarter of 2016, compared with $11.5 million for the second quarter of 2015 and $11.0 million for the first quarter of 2016. Insurance commission revenue was $28.8 million for the second quarter of 2016, compared with $29.3 million for the second quarter of 2015 and $33.2 million for the first quarter of 2016. Wealth management revenue was $5.3 million for the second quarter of 2016, compared with $5.5 million for the second quarter of 2015 and $5.1 million for the first quarter of 2016.

Noninterest Expense

Noninterest expense for the second quarter of 2016 was $128.7 million, compared with $128.2 million for the second quarter of 2015 and $142.3 million for the first quarter of 2016. Salaries and employee benefits expense was $81.8 million for the second quarter of 2016 compared to $79.8 million for the second quarter of 2015 and $82.5 million for the first quarter of 2016. Occupancy expense was $10.1 million for the second quarter of 2016, compared with $10.4 million for the second quarter of 2015 and $10.3 million for the first quarter of 2016. Other noninterest expense was $30.9 million for the second quarter of 2016, compared to $31.6 million for the second quarter of 2015 and $33.2 million for the first quarter of 2016. Total noninterest expense for the first quarter of 2016 included a total charge of $13.8 million to reflect the probable and estimable liability associated with the joint investigation by the Consumer Financial Protection Bureau and the U.S. Department of Justice, $10.3 million of which is reflected as regulatory settlement expense and $3.5 million of which is included in other noninterest expense. The settlement of this matter did not have a material financial impact on second quarter 2016 financial results.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.12 percent at June 30, 2016, compared with 12.32 percent at June 30, 2015 and 12.06 percent at March 31, 2016. The ratio of tangible shareholders’ equity to tangible assets was 10.11 percent at June 30, 2016, compared with 10.26 percent at June 30, 2015 and 10.05 percent at March 31, 2016.

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BXS Announces Second Quarter Results

July 20, 2016

Estimated regulatory capital ratios at June 30, 2016 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.37 percent at June 30, 2016 and total risk based capital of 13.45 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, for “well capitalized” classification.

Transactions

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of June 30, 2016, OIB, on a consolidated basis, reported total assets of $667.1 million, total loans of $481.2 million and total deposits of $570.7 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Ouachita Bancshares Corp. with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. Although the merger agreement has not been extended beyond December 31, 2015, the amended agreement remains in effect until terminated by the Board of Directors of the Company or OIB. The terms of the amended agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of June 30, 2016, Central Community Corporation, on a consolidated basis, reported total assets of $1.4 billion, total loans of $601.9 million and total deposits of $1.1 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by Central Community Corporation shareholders on April 24, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Central Community Corporation with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow

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BXS Announces Second Quarter Results

July 20, 2016

for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. Although the merger agreement has not been extended beyond December 31, 2015, the amended agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the amended agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For the most recent information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation in our periodic reports, please refer to the section titled “Recent Acquisitions and Transaction Activity” in Part I, Item 1, and Part I, Item 1A, of the Annual Report on Form 10-K that was previously filed with the SEC on February 23, 2016.

Summary

Rollins concluded, “Our financial results reflect the same simple story we have been communicating quarter after quarter. We continue to grow revenue while managing total noninterest expense in a very tight range. Revenue growth has been driven by increases in net interest income as we grow our balance sheet and maintain a stable net interest margin as well growth in certain of our non-interest products, including mortgage banking revenue. Our insurance teammates continue to focus on growing our customer base to battle industry pricing headwinds. I’m confident we are positioned to continue to improve our operating performance and enhance shareholder value as we move forward.”

Conference Call

BancorpSouth will conduct a conference call to discuss its second quarter 2016 results on July 21, 2016, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. (NYSE: BXS) is a financial holding company headquartered in Tupelo, Mississippi, with $14.1 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 238 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. Like us on Facebook; follow us on Twitter: @MyBXS; or connect with us through LinkedIn.

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BXS Announces Second Quarter Results

July 20, 2016

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance program and its fair lending compliance program, the Company’s compliance with the consent order it entered into with the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) related to the Company’s fair lending practices (the “Consent Order”), the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program and its fair lending compliance program, the Company’s ability to successfully implement and comply with the Consent Order, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita Bancshares Corp. and Central Community Corporation to proceed with the proposed mergers, which they are no longer contractually obligated to complete, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Earnings Summary:
Interest revenue	$119,423	$117,972	$118,050	$118,201	$114,630
Interest expense	7,107	6,813	6,820	7,131	7,321

Net interest revenue	112,316	111,159	111,230	111,070	107,309
Provision for credit losses	2,000	1,000	—	(3,000)	(5,000)

Net interest revenue, after provision for credit losses	110,316	110,159	111,230	114,070	112,309
Noninterest revenue	69,683	65,515	67,386	62,953	74,314
Noninterest expense	128,718	142,300	148,351	126,450	128,177

Income before income taxes	51,281	33,374	30,265	50,573	58,446
Income tax expense	16,589	10,825	9,096	16,230	18,733

Net income	$34,692	$22,549	$21,169	$34,343	$39,713

Balance Sheet - Period End Balances
Total assets	$14,137,160	$13,926,398	$13,798,662	$13,787,424	$13,634,931
Total earning assets	12,977,030	12,760,031	12,656,791	12,663,944	12,492,532
Total securities	2,103,883	2,016,373	2,082,329	2,161,125	2,251,153
Loans and leases, net of unearned income	10,575,978	10,444,697	10,372,778	10,219,576	10,007,571
Allowance for credit losses	126,935	126,506	126,458	133,009	138,312
Total deposits	11,364,367	11,486,697	11,331,161	11,141,946	11,134,961
Long-term debt	365,588	67,681	69,775	71,868	73,962
Total shareholders’ equity	1,713,043	1,679,793	1,655,444	1,644,820	1,680,196

Balance Sheet - Average Balances
Total assets	$14,027,786	$13,851,661	$13,724,595	$13,632,581	$13,516,546
Total earning assets	12,963,056	12,830,000	12,628,685	12,548,967	12,443,960
Total securities	2,069,058	2,037,739	2,110,195	2,207,935	2,211,931
Loans and leases, net of unearned income	10,513,732	10,372,925	10,321,299	10,110,995	9,868,318
Total deposits	11,437,422	11,431,480	11,182,750	11,140,542	11,148,246
Long-term debt	219,434	67,750	69,775	71,868	73,962
Total shareholders’ equity	1,690,906	1,668,465	1,650,924	1,680,123	1,659,991

Nonperforming Assets:
Non-accrual loans and leases	$68,638	$81,926	$83,028	$70,237	$67,766
Loans and leases 90+ days past due, still accruing	1,875	4,567	2,013	1,436	1,568
Restructured loans and leases, still accruing	9,687	7,753	9,876	18,578	10,109

Non-performing loans (NPLs)	80,200	94,246	94,917	90,251	79,443

Other real estate owned	14,658	12,685	14,759	23,696	24,299

Non-performing assets (NPAs)	$94,858	$106,931	$109,676	$113,947	$103,742

Financial Ratios and Other Data:
Return on average assets	0.99%	0.65%	0.61%	1.00%	1.18%
Operating return on average assets-excluding MSR*	1.07%	1.07%	0.86%	1.09%	1.10%
Return on average shareholders’ equity	8.25%	5.44%	5.09%	8.11%	9.60%
Operating return on average shareholders’ equity-excluding MSR*	8.84%	8.89%	7.12%	8.88%	8.94%
Return on tangible equity*	9.99%	6.63%	6.25%	10.23%	11.66%
Operating return on tangible equity-excluding MSR*	10.70%	10.84%	8.75%	11.21%	10.87%
Noninterest income to average assets	2.00%	1.90%	1.95%	1.83%	2.21%
Noninterest expense to average assets	3.69%	4.13%	4.29%	3.68%	3.80%
Net interest margin-fully taxable equivalent	3.56%	3.56%	3.58%	3.59%	3.54%
Net interest rate spread	3.47%	3.47%	3.48%	3.49%	3.44%
Efficiency ratio (tax equivalent)*	69.77%	79.39%	81.86%	71.56%	69.52%
Operating efficiency ratio-excluding MSR (tax equivalent)*	68.21%	68.66%	73.89%	69.45%	71.16%
Loan/deposit ratio	93.06%	90.93%	91.54%	91.72%	89.88%
Price to earnings multiple (avg)	19.07	17.33	18.17	16.98	18.80
Market value to book value	125.23%	119.81%	136.46%	135.80%	148.34%
Market value to book value (avg)	124.62%	116.78%	142.53%	140.68%	142.10%
Market value to tangible book value	153.53%	147.04%	168.15%	167.71%	182.42%
Market value to tangible book value (avg)	152.78%	143.33%	175.64%	173.74%	174.75%
Headcount FTE	4,028	3,966	3,970	3,903	3,935

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

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BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	0.06%	0.04%	0.25%	0.09%	(0.27%)
Provision for credit losses to average loans and leases (annualized)	0.08%	0.04%	0.00%	(0.12%)	(0.20%)
Allowance for credit losses to net loans and leases	1.20%	1.21%	1.22%	1.30%	1.38%
Allowance for credit losses to non-performing loans and leases	158.27%	134.23%	133.23%	147.38%	174.10%
Allowance for credit losses to non-performing assets	133.82%	118.31%	115.30%	116.73%	133.32%
Non-performing loans and leases to net loans and leases	0.76%	0.90%	0.92%	0.88%	0.79%
Non-performing assets to net loans and leases	0.90%	1.02%	1.06%	1.11%	1.04%

Equity Ratios:
Total shareholders’ equity to total assets	12.12%	12.06%	12.00%	11.93%	12.32%
Tangible shareholders’ equity to tangible assets*	10.11%	10.05%	9.96%	9.88%	10.26%

Capital Adequacy:
Common Equity Tier 1 capital	12.17%	12.14%	12.07%	12.08%	12.60%
Tier 1 capital	12.37%	12.34%	12.27%	12.29%	12.81%
Total capital	13.45%	13.43%	13.37%	13.45%	14.04%
Tier 1 leverage capital	10.66%	10.61%	10.61%	10.56%	10.96%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.37	$0.24	$0.22	$0.36	$0.41
Diluted earnings per share	0.37	0.24	0.22	0.36	0.41
Operating earnings per share*	0.37	0.34	0.33	0.36	0.41
Operating earnings per share- excluding MSR*	0.39	0.39	0.31	0.39	0.39
Cash dividends per share	0.10	0.10	0.10	0.10	0.08
Book value per share	18.12	17.79	17.58	17.50	17.37
Tangible book value per share*	14.78	14.49	14.27	14.17	14.12
Market value per share (last)	22.69	21.31	23.99	23.77	25.76
Market value per share (high)	24.18	23.64	27.23	26.54	26.68
Market value per share (low)	20.19	18.69	22.44	22.09	22.83
Market value per share (avg)	22.58	20.77	25.06	24.62	24.68
Dividend payout ratio	22.58%	41.85%	44.46%	28.01%	18.25%
Total shares outstanding	94,546,091	94,438,626	94,162,728	93,969,994	96,755,530
Average shares outstanding - basic	94,461,025	94,369,211	94,111,408	96,202,871	96,625,794
Average shares outstanding - diluted	94,694,795	94,593,540	94,384,443	96,467,728	96,957,441

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.20%	4.21%	4.15%	4.22%	4.23%
Available-for-sale securities:
Taxable	1.40%	1.40%	1.48%	1.40%	1.40%
Tax-exempt	5.36%	5.36%	5.32%	5.32%	5.44%
Short-term investments	0.39%	0.33%	0.22%	0.20%	0.24%
Total interest earning assets and revenue	3.78%	3.78%	3.79%	3.82%	3.78%
Deposits	0.21%	0.21%	0.21%	0.22%	0.23%
Demand - interest bearing	0.18%	0.17%	0.18%	0.18%	0.19%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.75%	0.73%	0.71%	0.76%	0.79%
Short-term borrowings	0.15%	0.14%	0.12%	0.12%	0.11%
Total interest bearing deposits & short-term borrowings	0.29%	0.28%	0.28%	0.30%	0.31%
Junior subordinated debt	3.23%	3.18%	2.93%	2.87%	2.86%
Long-term debt	1.21%	3.08%	2.95%	2.91%	2.90%
Total interest bearing liabilities and expense	0.32%	0.31%	0.31%	0.32%	0.34%
Interest bearing liabilities to interest earning assets	69.47%	69.75%	69.23%	69.68%	70.36%
Net interest tax equivalent adjustment	$2,493	$2,558	$2,601	$2,558	$2,628

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 19 and 20.

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15
	(Dollars in thousands)
Assets
Cash and due from banks	$186,381	$197,538	$154,192	$159,923	$183,541
Interest bearing deposits with other banks	86,472	148,915	43,777	113,068	34,438
Available-for-sale securities, at fair value	2,103,883	2,016,373	2,082,329	2,161,125	2,251,153
Loans and leases	10,604,547	10,475,528	10,404,326	10,254,013	10,041,455
Less: Unearned income	28,569	30,831	31,548	34,437	33,884
Allowance for credit losses	126,935	126,506	126,458	133,009	138,312

Net loans and leases	10,449,043	10,318,191	10,246,320	10,086,567	9,869,259
Loans held for sale	210,698	150,046	157,907	170,175	199,370
Premises and equipment, net	305,694	306,765	308,125	304,317	303,837
Accrued interest receivable	39,645	41,401	40,901	41,599	41,065
Goodwill	294,901	291,498	291,498	291,498	291,498
Other identifiable intangibles	20,831	19,664	20,545	21,466	22,415
Bank owned life insurance	255,240	253,427	251,534	249,825	247,983
Other real estate owned	14,658	12,685	14,759	23,696	24,299
Other assets	169,714	169,895	186,775	164,165	166,073

Total Assets	$14,137,160	$13,926,398	$13,798,662	$13,787,424	$13,634,931

Liabilities
Deposits:
Demand: Noninterest bearing	$3,133,460	$3,103,321	$3,031,528	$3,053,439	$2,911,972
Interest bearing	4,838,704	5,033,565	5,003,806	4,794,656	4,881,469
Savings	1,512,694	1,506,942	1,442,336	1,409,856	1,407,616
Other time	1,879,509	1,842,869	1,853,491	1,883,995	1,933,904

Total deposits	11,364,367	11,486,697	11,331,161	11,141,946	11,134,961
Federal funds purchased and securities sold under agreement to repurchase	415,949	431,089	405,937	425,203	375,980
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	—	—	62,000	224,500	92,500
Accrued interest payable	3,727	3,305	3,071	3,353	3,494
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	365,588	67,681	69,775	71,868	73,962
Other liabilities	251,288	234,635	248,076	252,536	250,640

Total Liabilities	12,424,117	12,246,605	12,143,218	12,142,604	11,954,735
Shareholders’ Equity
Common stock	236,365	236,097	235,407	234,925	241,889
Capital surplus	286,994	283,800	282,934	278,998	337,272
Accumulated other comprehensive loss	(27,587)	(32,144)	(41,825)	(36,355)	(41,288)
Retained earnings	1,217,271	1,192,040	1,178,928	1,167,252	1,142,323

Total Shareholders’ Equity	1,713,043	1,679,793	1,655,444	1,644,820	1,680,196

Total Liabilities & Shareholders’ Equity	$14,137,160	$13,926,398	$13,798,662	$13,787,424	$13,634,931

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15
	(Dollars in thousands)
Assets
Cash and due from banks	$117,193	$71,528	$159,696	$159,569	$152,792
Interest bearing deposits with other banks	237,635	316,108	69,552	72,438	212,634
Available-for-sale securities, at fair value	2,069,058	2,037,739	2,110,195	2,207,935	2,211,931
Loans and leases	10,543,795	10,405,063	10,353,913	10,144,874	9,903,034
Less: Unearned income	30,063	32,138	32,614	33,879	34,716
Allowance for credit losses	126,103	126,567	132,375	137,547	140,483

Net loans and leases	10,387,629	10,246,358	10,188,924	9,973,448	9,727,835
Loans held for sale	142,632	103,227	127,638	157,598	151,077
Premises and equipment, net	307,600	308,065	306,881	304,948	305,335
Accrued interest receivable	36,887	38,306	38,142	38,847	38,268
Goodwill	292,620	291,498	291,498	291,498	291,498
Other identifiable intangibles	19,796	19,987	20,880	21,812	22,780
Bank owned life insurance	254,191	252,422	250,577	248,798	246,872
Other real estate owned	15,666	14,523	21,049	24,008	27,190
Other assets	146,879	151,900	139,563	131,682	128,334

Total Assets	$14,027,786	$13,851,661	$13,724,595	$13,632,581	$13,516,546

Liabilities
Deposits:
Demand: Noninterest bearing	$3,122,153	$3,014,896	$3,106,947	$2,992,903	$2,895,451
Interest bearing	4,957,827	5,102,648	4,782,234	4,822,567	4,899,467
Savings	1,510,250	1,468,262	1,421,361	1,413,187	1,404,336
Other time	1,847,192	1,845,674	1,872,208	1,911,885	1,948,992

Total deposits	11,437,422	11,431,480	11,182,750	11,140,542	11,148,246
Federal funds purchased and securities sold under agreement to repurchase	443,340	431,260	466,865	439,503	399,447
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	4,275	10,484	107,408	62,136	6,555
Accrued interest payable	3,509	3,248	3,340	3,600	3,457
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	219,434	67,750	69,775	71,868	73,962
Other liabilities	205,702	215,776	220,335	211,611	201,690

Total Liabilities	12,336,880	12,183,196	12,073,671	11,952,458	11,856,555
Shareholders’ Equity
Common stock	236,176	235,946	235,227	240,473	241,540
Capital surplus	284,818	282,796	282,076	325,118	332,993
Accumulated other comprehensive loss	(32,820)	(36,184)	(38,618)	(40,476)	(38,534)
Retained earnings	1,202,732	1,185,907	1,172,239	1,155,008	1,123,992

Total Shareholders’ Equity	1,690,906	1,668,465	1,650,924	1,680,123	1,659,991

Total Liabilities & Shareholders’ Equity	$14,027,786	$13,851,661	$13,724,595	$13,632,581	$13,516,546

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Jun-16	Jun-15
INTEREST REVENUE:
Loans and leases	$109,078	$107,805	$107,164	$107,086	$103,428	$216,883	$205,563
Deposits with other banks	229	263	40	36	126	492	362
Available-for-sale securities:
Taxable	6,009	5,888	6,550	6,490	6,424	11,897	13,268
Tax-exempt	2,924	3,032	3,137	3,226	3,335	5,956	6,712
Loans held for sale	1,183	984	1,159	1,363	1,317	2,167	2,222

Total interest revenue	119,423	117,972	118,050	118,201	114,630	237,395	228,127

INTEREST EXPENSE:
Interest bearing demand	2,208	2,163	2,166	2,209	2,262	4,371	4,445
Savings	451	443	434	431	426	894	838
Other time	3,436	3,354	3,356	3,646	3,827	6,790	7,835
Federal funds purchased and securities sold under agreement to repurchase	159	140	112	104	85	299	167
Long-term debt	665	530	581	571	556	1,195	1,133
Junior subordinated debt	187	183	171	168	165	370	328
Other	1	—	—	2	—	1	(1)

Total interest expense	7,107	6,813	6,820	7,131	7,321	13,920	14,745

Net interest revenue	112,316	111,159	111,230	111,070	107,309	223,475	213,382
Provision for credit losses	2,000	1,000	—	(3,000)	(5,000)	3,000	(10,000)

Net interest revenue, after provision for credit losses	110,316	110,159	111,230	114,070	112,309	220,475	223,382

NONINTEREST REVENUE:
Mortgage banking	9,043	2,618	10,522	2,339	14,102	11,661	22,669
Credit card, debit card and merchant fees	9,495	8,961	9,414	9,282	9,298	18,456	17,837
Deposit service charges	11,018	11,014	11,836	12,150	11,527	22,032	22,779
Security gains, net	86	2	48	33	41	88	55
Insurance commissions	28,803	33,249	25,348	28,584	29,319	62,052	62,812
Wealth Management	5,347	5,109	5,375	5,567	5,508	10,456	11,718
Other	5,891	4,562	4,843	4,998	4,519	10,453	9,759

Total noninterest revenue	69,683	65,515	67,386	62,953	74,314	135,198	147,629

NONINTEREST EXPENSE:
Salaries and employee benefits	81,832	82,467	80,177	81,354	79,759	164,299	160,938
Occupancy, net of rental income	10,109	10,273	10,434	10,819	10,419	20,382	20,613
Equipment	3,295	3,765	3,569	3,742	4,024	7,060	7,998
Deposit insurance assessments	2,582	2,288	2,630	2,191	2,377	4,870	4,688
Regulatory settlement	—	10,277	—	—	—	10,277	—
Other	30,900	33,230	51,541	28,344	31,598	64,130	70,873

Total noninterest expense	128,718	142,300	148,351	126,450	128,177	271,018	265,110

Income before income taxes	51,281	33,374	30,265	50,573	58,446	84,655	105,901
Income tax expense	16,589	10,825	9,096	16,230	18,733	27,414	33,922

Net income	$34,692	$22,549	$21,169	$34,343	$39,713	$57,241	$71,979

Net income per share: Basic	$0.37	$0.24	$0.22	$0.36	$0.41	$0.61	$0.75

Diluted	$0.37	$0.24	$0.22	$0.36	$0.41	$0.60	$0.74

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,698,089	$1,716,477	$1,747,774	$1,710,497	$1,730,142
Real estate
Consumer mortgages	2,549,989	2,480,828	2,472,202	2,447,132	2,374,122
Home equity	614,686	605,228	589,752	573,566	558,460
Agricultural	251,566	239,422	259,360	252,381	239,884
Commercial and industrial-owner occupied	1,644,618	1,654,577	1,617,429	1,605,811	1,596,244
Construction, acquisition and development	1,021,218	966,362	945,045	900,875	860,407
Commercial real estate	2,254,653	2,233,742	2,188,048	2,141,398	2,081,394
Credit cards	108,101	106,714	112,165	109,576	110,552
All other	433,058	441,347	441,003	478,340	456,366

Total loans	$10,575,978	$10,444,697	$10,372,778	$10,219,576	$10,007,571

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$126,506	$126,458	$133,009	$138,312	$136,660

Loans and leases charged-off:
Commercial and industrial	(748)	(140)	(6,193)	(2,010)	(1,436)
Real estate
Consumer mortgages	(477)	(710)	(1,146)	(1,382)	(575)
Home equity	(224)	(550)	(147)	(314)	(245)
Agricultural	(10)	(11)	(16)	(9)	—
Commercial and industrial-owner occupied	(660)	(154)	(357)	(645)	(404)
Construction, acquisition and development	(280)	(226)	(221)	(203)	(272)
Commercial real estate	(870)	(245)	(122)	(1,477)	(1,117)
Credit cards	(614)	(720)	(723)	(706)	(527)
All other	(417)	(487)	(623)	(628)	(441)

Total loans charged-off	(4,300)	(3,243)	(9,548)	(7,374)	(5,017)

Recoveries:
Commercial and industrial	339	212	354	897	282
Real estate
Consumer mortgages	499	455	596	461	1,024
Home equity	246	80	123	90	185
Agricultural	96	36	20	59	36
Commercial and industrial-owner occupied	101	125	307	1,831	146
Construction, acquisition and development	524	272	1,061	1,084	8,978
Commercial real estate	509	683	149	187	600
Credit cards	199	181	152	170	183
All other	216	247	235	292	235

Total recoveries	2,729	2,291	2,997	5,071	11,669

Net (charge-offs) recoveries	(1,571)	(952)	(6,551)	(2,303)	6,652

Provision charged to operating expense	2,000	1,000	—	(3,000)	(5,000)

Balance, end of period	$126,935	$126,506	$126,458	$133,009	$138,312

Average loans for period	$10,513,732	$10,372,925	$10,321,299	$10,110,995	$9,868,318

Ratio:
Net (charge-offs) recoveries to average loans (annualized)	0.06%	0.04%	0.25%	0.09%	(0.27%)

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$8,675	$10,248	$8,493	$15,697	$9,740
Real estate
Consumer mortgages	19,309	22,968	21,637	21,959	21,636
Home equity	2,734	3,564	4,021	3,664	3,550
Agricultural	1,107	932	921	484	259
Commercial and industrial-owner occupied	16,021	16,633	16,512	12,690	14,007
Construction, acquisition and development	6,086	7,720	9,130	4,240	5,411
Commercial real estate	14,197	19,417	21,741	10,730	12,397
Credit cards	159	188	188	215	157
All other	350	256	385	558	609

Total nonaccrual loans and leases	$68,638	$81,926	$83,028	$70,237	$67,766

Loans and Leases 90+ Days Past Due, Still Accruing:	1,875	4,567	2,013	1,436	1,568
Restructured Loans and Leases, Still Accruing	9,687	7,753	9,876	18,578	10,109

Total non-performing loans and leases	80,200	94,246	94,917	90,251	79,443

OTHER REAL ESTATE OWNED:	14,658	12,685	14,759	23,696	24,299

Total Non-performing Assets	$94,858	$106,931	$109,676	$113,947	$103,742

Additions to Nonaccrual Loans and Leases During the Quarter	$10,553	$15,933	$34,050	$22,271	$35,315

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,748	$3,758	$2,409	$4,985	$3,081
Real estate
Consumer mortgages	15,784	11,985	15,128	10,789	10,622
Home equity	2,842	2,414	2,456	1,455	2,527
Agricultural	367	240	303	393	116
Commercial and industrial-owner occupied	2,854	669	1,018	3,888	2,643
Construction, acquisition and development	1,137	1,489	1,070	1,218	1,120
Commercial real estate	3,776	1,831	830	798	1,651
Credit cards	677	569	677	788	529
All other	712	606	744	1,334	1,481

Total Loans and Leases 30-89 days past due, still accruing	$31,897	$23,561	$24,635	$25,648	$23,770

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.08%	0.04%	0.00%	(0.12%)	(0.20%)
Allowance for credit losses to net loans and leases	1.20%	1.21%	1.22%	1.30%	1.38%
Allowance for credit losses to non-performing loans and leases	158.27%	134.23%	133.23%	147.38%	174.10%
Allowance for credit losses to non-performing assets	133.82%	118.31%	115.30%	116.73%	133.32%
Non-performing loans and leases to net loans and leases	0.76%	0.90%	0.92%	0.88%	0.79%
Non-performing assets to net loans and leases	0.90%	1.02%	1.06%	1.11%	1.04%

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	June 30, 2016
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,654,279	$—	$36,866	$91	$384	$6,469	$1,698,089
Real estate
Consumer mortgages	2,482,105	298	66,614	14	—	958	2,549,989
Home equity	603,039	—	10,163	—	—	1,484	614,686
Agricultural	242,721	—	8,085	—	—	760	251,566
Commercial and industrial-owner occupied	1,585,978	516	45,682	375	—	12,067	1,644,618
Construction, acquisition and development	1,003,045	—	12,809	—	—	5,364	1,021,218
Commercial real estate	2,202,501	—	38,867	151	—	13,134	2,254,653
Credit cards	108,101	—	—	—	—	—	108,101
All other	424,932	—	8,027	99	—	—	433,058

Total loans	$10,306,701	$814	$227,113	$730	$384	$40,236	$10,575,978

	March 31, 2016
	Pass	Special Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,672,249	$—	$35,633	$394	$—	$8,201	$1,716,477
Real estate
Consumer mortgages	2,407,869	—	69,215	11	—	3,733	2,480,828
Home equity	593,500	—	9,938	—	—	1,790	605,228
Agricultural	229,935	—	8,632	—	—	855	239,422
Commercial and industrial-owner occupied	1,595,424	—	47,293	—	—	11,860	1,654,577
Construction, acquisition and development	944,533	—	15,908	—	—	5,921	966,362
Commercial real estate	2,166,616	—	49,440	400	—	17,286	2,233,742
Credit cards	106,714	—	—	—	—	—	106,714
All other	436,409	—	4,838	100	—	—	441,347

Total loans	$10,153,249	$—	$240,897	$905	$—	$49,646	$10,444,697

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	June 30, 2016
	Alabama and Florida Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$146,268	$198,348	$196,156	$680,183	$93,190	$117,291	$221,574	$45,079	$1,698,089
Real estate
Consumer mortgages	318,323	326,634	225,181	815,895	80,713	286,004	472,988	24,251	2,549,989
Home equity	93,400	43,484	67,923	226,158	23,427	145,122	13,701	1,471	614,686
Agricultural	7,684	79,186	27,600	67,078	3,571	13,942	52,505	—	251,566
Commercial and industrial-owner occupied	199,074	174,811	198,307	668,400	49,294	140,535	214,197	—	1,644,618
Construction, acquisition and development	121,768	102,732	55,618	322,841	22,212	148,243	247,804	—	1,021,218
Commercial real estate	346,711	359,930	227,451	613,773	198,254	176,006	330,778	1,750	2,254,653
Credit cards	—	—	—	—	—	—	—	108,101	108,101
All other	71,387	47,848	29,070	172,686	4,189	34,789	53,328	19,761	433,058

Total loans	$1,304,615	$1,332,973	$1,027,306	$3,567,014	$474,850	$1,061,932	$1,606,875	$200,413	$10,575,978

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$124	$519	$2,933	$5,620	$—	$181	$1,547	$1,002	$11,926
Real estate
Consumer mortgages	731	3,037	2,003	6,532	1,117	695	1,541	6,239	21,895
Home equity	390	1,302	224	428	—	392	—	2	2,738
Agricultural	—	—	—	1,192	—	—	—	—	1,192
Commercial and industrial-owner occupied	1,842	2,099	1,794	9,107	1,808	47	630	—	17,327
Construction, acquisition and development	54	569	21	5,559	1,180	—	48	—	7,431
Commercial real estate	904	1,093	1,564	11,593	—	—	160	—	15,314
Credit cards	—	—	—	—	—	—	—	1,261	1,261
All other	99	688	70	184	—	37	—	38	1,116

Total loans	$4,144	$9,307	$8,609	$40,215	$4,105	$1,352	$3,926	$8,542	$80,200

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.08%	0.26%	1.50%	0.83%	0.00%	0.15%	0.70%	2.22%	0.70%
Real estate
Consumer mortgages	0.23%	0.93%	0.89%	0.80%	1.38%	0.24%	0.33%	25.73%	0.86%
Home equity	0.42%	2.99%	0.33%	0.19%	0.00%	0.27%	0.00%	0.14%	0.45%
Agricultural	0.00%	0.00%	0.00%	1.78%	0.00%	0.00%	0.00%	N/A	0.47%
Commercial and industrial-owner occupied	0.93%	1.20%	0.90%	1.36%	3.67%	0.03%	0.29%	N/A	1.05%
Construction, acquisition and development	0.04%	0.55%	0.04%	1.72%	5.31%	0.00%	0.02%	N/A	0.73%
Commercial real estate	0.26%	0.30%	0.69%	1.89%	0.00%	0.00%	0.05%	N/A	0.68%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.17%	1.17%
All other	0.14%	1.44%	0.24%	0.11%	0.00%	0.11%	0.00%	0.19%	0.26%

Total loans	0.32%	0.70%	0.84%	1.13%	0.86%	0.13%	0.24%	4.26%	0.76%

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BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					YTD
	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Jun-16	Jun-15
NONINTEREST REVENUE:
Mortgage banking	$9,043	$2,618	$10,522	$2,339	$14,102	$11,661	$22,669
Credit card, debit card and merchant fees	9,495	8,961	9,414	9,282	9,298	18,456	17,837
Deposit service charges	11,018	11,014	11,836	12,150	11,527	22,032	22,779
Securities gains, net	86	2	48	33	41	88	55
Insurance commissions	28,803	33,249	25,348	28,584	29,319	62,052	62,812
Trust income	3,493	3,430	3,469	3,653	3,543	6,923	7,579
Annuity fees	465	477	449	539	470	942	1,028
Brokerage commissions and fees	1,389	1,202	1,457	1,375	1,495	2,591	3,111
Bank-owned life insurance	1,813	1,893	1,881	1,842	1,835	3,706	3,734
Other miscellaneous income	4,078	2,669	2,962	3,156	2,684	6,747	6,025

Total noninterest revenue	$69,683	$65,515	$67,386	$62,953	$74,314	$135,198	$147,629

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,832	$82,467	$80,177	$81,354	$79,759	164,299	$160,938
Occupancy, net of rental income	10,109	10,273	10,434	10,819	10,419	20,382	20,613
Equipment	3,295	3,765	3,569	3,742	4,024	7,060	7,998
Deposit insurance assessments	2,582	2,288	2,630	2,191	2,377	4,870	4,688
Regulatory settlement	—	10,277	—	—	—	10,277	—
Advertising	1,043	633	1,009	812	1,686	1,676	2,467
Foreclosed property expense	1,309	1,181	3,014	808	1,625	2,490	3,596
Telecommunications	1,259	1,295	1,322	1,267	1,323	2,554	2,637
Public relations	599	661	702	588	794	1,260	1,479
Data processing	6,685	6,391	6,092	6,156	5,898	13,076	11,900
Computer software	2,732	2,660	2,609	2,595	2,690	5,392	5,296
Amortization of intangibles	869	880	922	948	1,061	1,749	2,093
Legal	1,754	4,535	19,434	1,233	1,998	6,289	9,679
Merger expense	1	1	13	8	4	2	4
Postage and shipping	985	1,117	1,139	1,030	1,194	2,102	2,366
Other miscellaneous expense	13,664	13,876	15,285	12,899	13,325	27,540	29,356

Total noninterest expense	$128,718	$142,300	$148,351	$126,450	$128,177	$271,018	$265,110

INSURANCE COMMISSIONS:
Property and casualty commissions	$20,417	$19,877	$18,814	$21,155	$21,145	$40,294	$41,818
Life and health commissions	6,252	5,615	5,823	5,775	6,202	$11,867	11,614
Risk management income	592	623	672	709	637	$1,215	1,303
Other	1,542	7,134	39	945	1,335	$8,676	8,077

Total insurance commissions	$28,803	$33,249	$25,348	$28,584	$29,319	$62,052	$62,812

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$50,544	$57,268	$52,973	$55,924	$49,190
Additions to mortgage servicing rights:
Originations of servicing assets	3,723	2,612	3,065	4,231	4,344
Changes in fair value:
Due to payoffs/paydowns	(2,066)	(1,380)	(1,633)	(1,872)	(1,930)
Due to change in valuation inputs or assumptions used in the valuation model	(4,092)	(7,954)	2,865	(5,308)	4,321
Other changes in fair value	(1)	(2)	(2)	(2)	(1)

Fair value, end of period	$48,108	$50,544	$57,268	$52,973	$55,924

Production revenue:
Origination	$10,523	$7,208	$4,909	$5,154	$7,395
Servicing	4,678	4,744	4,381	4,365	4,316
Payoffs/Paydowns	(2,066)	(1,380)	(1,633)	(1,872)	(1,930)

Total production revenue	13,135	10,572	7,657	7,647	9,781
Market value adjustment	(4,092)	(7,954)	2,865	(5,308)	4,321

Total mortgage banking revenue	$9,043	$2,618	$10,522	$2,339	$14,102

Mortgage loans serviced	$6,156,258	$6,096,220	$6,011,236	$5,942,736	$5,802,407
MSR/mtg loans serviced	0.78%	0.83%	0.95%	0.89%	0.96%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,310,803	$1,196,167	$1,244,640	$1,255,717	$1,336,846
Government agency issued residential mortgage-back securities	180,178	189,741	140,540	206,878	217,191
Government agency issued commercial mortgage-back securities	193,475	207,908	260,693	229,922	224,450
Obligations of states and political subdivisions	399,391	408,537	417,499	451,600	458,322
Other	20,036	14,020	18,957	17,008	14,344

Total available-for-sale securities	$2,103,883	$2,016,373	$2,082,329	$2,161,125	$2,251,153

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, operating earnings per share-excluding MSR, efficiency ratio (tax equivalent) and operating efficiency ratio-excluding MSR (tax equivalent). The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s capital position and operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

	Quarter ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

Net income	$34,692	$22,549	$21,169	$34,343	$39,713
Plus: Merger expense, net of tax	1	1	8	5	3
Legal charge, net of tax	—	—	10,246	—	—
Regulatory related charges, net of tax	—	9,412	—	—	—
Less: Security gains, net of tax	53	2	30	20	26

Net operating income	$34,640	$31,960	$31,393	$34,328	$39,690

Less: MSR market value adjustment, net of tax	(2,537)	(4,931)	1,776	(3,291)	2,679

Net operating income-excluding MSR	$37,177	$36,891	$29,617	$37,619	$37,011

- MORE -

BXS Announces Second Quarter Results

July 20, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Tangible assets
Total assets	$14,137,160	$13,926,398	$13,798,662	$13,787,424	$13,634,931
Less: Goodwill	294,901	291,498	291,498	291,498	291,498
Other identifiable intangible assets	20,831	19,664	20,545	21,466	22,415

Total tangible assets	$13,821,428	$13,615,236	$13,486,619	$13,474,460	$13,321,018

Tangible shareholders’ equity
Total shareholders’ equity	$1,713,043	$1,679,793	$1,655,444	$1,644,820	$1,680,196
Less: Goodwill	294,901	291,498	291,498	291,498	291,498
Other identifiable intangible assets	20,831	19,664	20,545	21,466	22,415

Total tangible shareholders’ equity	$1,397,311	$1,368,631	$1,343,401	$1,331,856	$1,366,283
Total average assets	$14,027,786	$13,851,661	$13,724,595	$13,632,581	$13,516,546
Total common shares outstanding	94,546,091	94,438,626	94,162,728	93,969,994	96,755,530
Average shares outstanding-diluted	94,694,795	94,593,540	94,384,443	96,467,728	96,957,441

Tangible shareholders’ equity to tangible assets (1)	10.11%	10.05%	9.96%	9.88%	10.26%
Return on tangible equity (2)	9.99%	6.63%	6.25%	10.23%	11.66%
Operating return on tangible equity-excluding MSR (3)	10.70%	10.84%	8.75%	11.21%	10.87%
Operating return on average assets-excluding MSR (4)	1.07%	1.07%	0.86%	1.09%	1.10%
Operating return on average shareholders’ equity-excluding MSR (5)	8.84%	8.89%	7.12%	8.88%	8.94%
Tangible book value per share (6)	$14.78	$14.49	$14.27	$14.17	$14.12
Operating earnings per share (7)	$0.37	$0.34	$0.33	$0.36	$0.41
Operating earnings per share-excluding MSR (8)	$0.39	$0.39	$0.31	$0.39	$0.39

(1)	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.
(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.
(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.
(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.
(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

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